UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 20, 2026

Date of Report (Date of earliest event reported)

Technology & Telecommunication Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41229	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

C3-2-23A, Jalan 1/152, Taman OUG Parklane Off Jalan Kelang Lama 58200 Kuala Lumpur, Malaysia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +60 1 2334 8193

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one ordinary share, $0.0001 par value (the “Ordinary Shares”), and one-half Redeemable Warrant	TETEF	OTC Pink
Ordinary Shares	TETWF	OTC Pink
Redeemable Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50	TETUF	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 to the extent required herein. As approved by its stockholders at the General Meeting (defined below), Technology & Telecommunication Acquisition Corporation (“TETE” or the “Company”) and Continental Stock Transfer & Trust Company entered into an amendment, dated August 20, 2026, to the Investment Management Trust Agreement, dated January 14, 2022, by and between Continental Stock Transfer & Trust Company and TETE (the “IMTA Amendment”). A copy of the IMTA Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Subsequent to the approval by the shareholders of TETE of the Amendment to TETE’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”), on August 20, 2026, TETE will file the Charter Amendment with the Registrar of Companies in the Cayman Islands. Pursuant to the Charter Amendment, TETE has the right to extend the date by which it has to consummate a business combination by six (6) months from August 20, 2026 to February 20, 2027 (i.e., for a period of time ending 61 months after the consummation of TETE’s initial public offering).

Item 5.07. Submissions of Matters to a Vote of Security Holders.

On August 20, 2026, TETE held an Extraordinary General Meeting of Shareholders (the “General Meeting”). On August 4, 2026, the record date for the General Meeting, there were 3,418,316 ordinary shares of TETE entitled to be voted at the General Meeting, 99.68% of which were represented in person or by proxy.

The final results for each of the matters submitted to a vote of TETE’s shareholders at the General Meeting are as follows:

Matters Voted On	For	Against	Abstain
Proposal Number One to amend and restate TETE’s Amended and Restated Articles of Association to give TETE the right to extend the date by which it has to consummate a business combination (the “Combination Period”) by six (6) months from August 20, 2026 to February 20, 2027 (as extended, the “Extended Date”) (i.e., for a period of time ending 61 months after the consummation of TETE’s initial public offering).	3,407,500	0	0

Proposal Number Two was to amend TETE’s investment management trust agreement, dated as of January 14, 2022, by and between the Company and Continental Stock Transfer & Trust Company, to allow the Company to extend the Combination Period by six (6) months from August 20, 2026 to the Extended Date.	3,407,500	0	0

Each of the proposals described above was approved by TETE’s shareholders. No shareholders elected to redeem in connection with the General Meeting. However, there were, as previously disclosed, 1,153 ordinary shares redeemed with the extraordinary general meeting of shareholders held on March 30, 2026 to approve the business combination and related proposals, the business combination which is still yet to close.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1*	Amended and Restated Memorandum and Articles of Association, dated August 20, 2026
10.1	Amendment to the Investment Management Trust Agreement, dated August 20, 2026, by and between TETE and Continental Stock Transfer & Trust Company.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2026

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

By:	/s/ Tek Che Ng
Name:	Tek Che Ng
Title:	Chief Executive Officer